AGREEMENT OF SALE

      THIS AGREEMENT OF SALE (this "Agreement") is made as of the Date of this Agreement (as defined in Section 7.15) by and between DVL, INC, a Delaware Corporation, having an address at 70 East 55th Street, 7th Floor, New York, New York 10022 (the "Seller"), and 354 BROADWAY ASSOCIATES, LLC, a New York limited liability company, having an address at 13 Notre Dame Street, Ft. Edward, New York 12828 (the "Buyer").

                               W I T N E S S E T H

                                    ARTICLE 1
                                    RECITALS

      1.01 The Property. Seller is the owner of certain real property consisting of land and the buildings and improvements located thereon, situated in Town of Ft. Edward, County of Washington, State of New York as more fully described on Exhibit "A" attached hereto.

      1.02 Purpose. Seller desires to sell the Property to Buyer and Buyer desires to purchase the same.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Deposit, as defined in subparagraph 2.02(b), and other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Buyer and Seller hereby covenant and agree as follows:

                                    ARTICLE 2
                                SALE AND PURCHASE

      2.01 Sale and Purchase. Seller agrees to sell and convey, and Buyer agrees to purchase all of Seller's right, title and interest in and to the Property including; (i) all right, title and interest, if any, in and to any land lying in the bed of any street, road, or avenue, open or proposed, in front of or adjoining the Property, to the centerline thereof, (ii) rights of way or passageways appurtenant to or benefiting the Property, (iii) any award made or to be made on account of any taking of any portion of the Property by any public purpose, organization or entity and any award made for damages to the Property or any part thereof by reason of change of grade or the closing of any street, road or avenue, (iv) all strips and gores, if any, abutting or adjoining the Property, and (v) all other rights, benefits and privileges appurtenant to or benefiting the Property.

      2.02 Purchase Price. The purchase price for the Property (the "Purchase Price"), shall be FOUR HUNDRED SEVENTY-FIVE THOUSAND and 00/100 DOLLARS ($475,000.00). The Purchase Price shall be paid to Seller by Buyer in the following manner:

            (a) An initial deposit in the amount of TWENTY-THREE THOUSAND SEVEN HUNDRED FIFTY and 00/100 DOLLARS ($23,750.00) (the "Initial Deposit"), to be delivered by Buyer to Vandenberg & Feliu, LLP (the "Escrow Agent") by wire transfer of

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immediately available funds, no later than 3:00 p.m. (Eastern Time) on the second Business Day (as hereinafter defined) after the Date of this Agreement.

            (b) An additional deposit in the amount of ELEVEN THOUSAND EIGHT HUNDRED SEVENTY-FIVE and 00/100 DOLLARS ($11,875.00) (the "Additional Deposit") to be delivered by Buyer to Escrow Agent by wire transfer of immediately available funds, no later than 3:00 p.m. (Eastern Time) on the second Business Day after the Due Diligence Expiration Date (as hereinafter defined). The Initial Deposit and the Additional Deposit are hereinafter collectively referred to as the "Deposit".

            (c) Any interest earned on the Deposit shall be deemed to be part of the Deposit and shall be paid together with the principal portion of the Deposit, it being understood that any interest earned on the Deposit shall not be credited to the Purchase Price upon the Closing and shall, upon the Closing, be and remain the property of Seller. The wire transfers shall be made by Buyer in accordance with the instructions attached hereto as Exhibit B. If Escrow Agent shall not receive the Deposit, in immediately available funds, within the time period specified above, Seller shall have the immediate right to terminate this Agreement by notice to Buyer and have available to it all the rights and remedies herein for a Buyer's breach.

            (d) In the event that the purchase and sale of the Property closes as contemplated by this Agreement, the Escrow Agent shall pay the Deposit plus any accrued interest to Seller at Closing.

            (e) In the event that the Buyer fails to perform any of the terms or conditions of this Agreement, then, the Deposit plus, if any, accrued interest shall be paid to Seller by Escrow Agent and retained by Seller as liquidated damages which shall be the sole remedy of Seller for such breach, and this Agreement shall be null and void and neither party shall have any further obligation to the other hereunder.

            (f) In the event that the Seller fails to perform any of the terms and conditions of this Agreement, Buyer may choose, after not less than ten (10) days notice by Buyer to Seller (which notice sets forth said choice), to: (i) have the Deposit plus accrued interest, if any, disbursed to Buyer by Escrow Agent pursuant to the terms and conditions contained in subparagraph 2.02(g) of this Agreement and Seller shall not be further obligated to Buyer, or (ii) seek specific performance by Seller of its obligations in this Agreement. If Buyer seeks specific performance, the Deposit plus any accrued interest shall not be distributed by the Escrow Agent until either: (i) specific performance is granted by a court or other body of competent legal jurisdiction and a Closing occurs, at which time Escrow Agent shall disburse the Deposit and accrued interest pursuant to the terms and conditions of subparagraph 2.02(d) of this Agreement, or (ii) specific performance is denied by a court or other body of competent legal jurisdiction, at which time the Escrow Agent shall disburse the Deposit and accrued interest, if any, pursuant to the terms and conditions in subparagraph 2.02(g) of this Agreement and Seller shall not be further obligated to Buyer. Upon Buyer's election of specific performance as provided above, all


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

other rights and remedies available at law or in equity for Seller's breach are hereby waived by Buyer.

            (g) In the event the Closing fails to take place for any other reason, then, after not less than ten (10) days notice by Buyer to Seller, the Deposit plus accrued interest, if any, shall be paid to Buyer by Escrow Agent and retained by Buyer, and Seller shall not be further obligated to Buyer.

            (h) The balance of the Purchase Price, in the amount of FOUR HUNDRED THIRTY-NINE THOUSAND THREE HUNDRED SEVENTY-FIVE and 00/100 DOLLARS ($439,375.00), subject to adjustments at Closing (the "Closing Portion"), shall be paid by wire transfer of immediately available funds at Closing to Seller, or as Seller otherwise directs.

                                    ARTICLE 3
                          CONDITIONS PRECEDENT TO CLOSE

      The obligation of the parties to each other and to perform their respective obligations hereunder shall be subject to the following being completed within the applicable stated time periods:

      3.01 Title.

            (a) Title to the Property may be conveyed subject to the Reciprocal Easement Agreement dated November 7, 2003, as amended on July 12, 2004, attached hereto as Exhibit "C", the items listed on Exhibit "D" attached hereto, which include the Subdivision Plan made for Pizza Hut dated June 18, 2003, filed with the Washington County Clerk's Office and the Temporary Easement for Work Area and Grading granted to the New York State Department of Transportation, current and future ad valorem property taxes, existing utility easements serving the property, restrictions, easements and covenants of record, provided the same do not prohibit the current use of the Property, all present and future laws, ordinances, codes, orders, regulations (including, without limitation, zoning, building and environmental laws, ordinances, codes, restrictions and regulations) of all federal, state, municipal or other governmental departments, affecting the Property and the use thereof, party wall agreements, if any, provided said agreements do not materially and adversely affect the current use of the Property, any state of facts a physical inspection of the Property would disclose, the standard print exceptions and exclusions normally set forth in an owner's title insurance policy, any facts which a current, accurate survey may show, provided same do not render title to the Property unmarketable and other matters which are waived by Buyer in the manner set forth herein (collectively, the "Permitted Encumbrances"). Buyer shall have a period of twenty-one (21) days from the Date of this Agreement (the "Due Diligence Expiration Date") within which to examine the title to the Property and to give notice to Seller of any title objections which Buyer may have. If Buyer fails to give any notice of objections to Seller by such date, Buyer shall be deemed to have waived its


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

right to object to any title exceptions or defects and shall take title subject to all matters of record, and all matters which would be shown by a current accurate survey of the Property. If Buyer does give Seller notice of objection to any title or defects, Seller shall then have the right, but not the obligation, for a period of ten (10) days after such notice, to cure or satisfy such objection, or to agree to do so by the Closing (it being understood that, for purposes of determining the Closing Date referred to in Section 4.02, the condition as to title shall be deemed to be met upon such date as Seller agrees to satisfy such objections). If the objection is not so satisfied, or agreed to be so satisfied, by Seller within such ten (10) day period, then Purchaser shall have the right to terminate this Agreement by notice to Seller within five (5) days after the expiration of such ten (10) day period, in which event the Deposit, plus accrued interest, if any, shall be returned to Buyer. If Buyer fails to provide such notice of termination within the five (5) day period, such right of termination shall be waived.

            (b) If, on the Closing Date, Seller is unable to convey to Buyer title to the Property subject only to those matters, facts and circumstances that are permitted to exist or to encumber the Property pursuant to the provisions of Section 3.01(a) of this Agreement, Seller shall be entitled, upon written notice delivered to Buyer on or prior to the Closing Date, to reasonable adjournments of the Closing one or more times for a period not to exceed sixty
(60) days in the aggregate to enable Seller to convey such title to the Property. If Seller does not so elect to adjourn the Closing, or if at the adjourned date Seller is unable to convey title subject to and in accordance with the provisions of this Agreement, Buyer may terminate this agreement by written notice to Seller delivered on or promptly after the date scheduled for the Closing, in which event Escrow Agent shall repay to Buyer the Deposit together with interest earned thereon, if any, subject to the provisions of
Section 2.02(g) hereof. This Agreement shall thereupon be deemed canceled and become void and of no further effect, and neither party hereto shall have any obligations of any nature to the other hereunder or by reason hereof, except provisions that specifically survive such termination. If Seller elects to adjourn the Closing as provided above, this Agreement shall remain in effect for the period or periods of adjournment, in accordance with its terms. Seller shall not be required to take or bring any action or proceeding or any other steps to remove any defect in or objection to title or to fulfill any condition precedent to Buyer's obligations under this Agreement or to expend any moneys therefore, nor shall Buyer have any rights of action against Seller therefore, at law or in equity.

      3.02 Environmental.

            (a) Buyer shall have until the Due Diligence Expiration Date to satisfy itself regarding the environmental condition of the Property. Within three (3) Business Days after the Date of this Agreement, Seller shall provide Buyer with copies of certain environmental reports and other documentation relating to the environmental condition of the Property (collectively, the "Environmental Materials"), a schedule of which is attached hereto as Exhibit "E". Buyer acknowledges that the Environmental Materials are being provided to Buyer at Buyer's request solely for Buyer's informational purposes. Seller does not represent or warrant the environmental condition of the Property or the accuracy, scope or completeness of the Environmental Materials,


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

nor does Seller represent or warrant the accuracy, scope or completeness of any environmental testing or remediation of the Property undertaken by or on behalf of Seller or any other person. Buyer agrees that the Environmental Materials will be reviewed by an independent environmental consultant retained by Buyer and that Buyer will rely solely upon its own environmental consultant to evaluate the environmental condition of the Property.

            (b) Buyer acknowledges that environmental contaminants have been found in, on or about the Property, and that the Property has been and remains subject to certain environmental testing, remediation and/or monitoring activities. Buyer has been specifically advised that the Property is located near the General Electric plant, and that General Electric Corporation maintains groundwater monitoring wells on the Property pursuant to an Access and Indemnification Agreement dated September 6, 1996, a copy of which is included in the Environmental Materials. The environmental condition of the General Electric plant and the surrounding properties has been investigated by governmental authorities and Buyer is advised to review the status of the investigation with its environmental consultant.

            (c) Buyer further acknowledges that the Property was included in the Preliminary Site Assessment of the Upper Broadway Site, Ft. Edward, New York (the "Upper Broadway Site Assessment"), prepared by Ecology and Environmental Engineering, Inc. for the New York State Department of Environmental Conservation ("NYDEC"). The purpose of the Upper Broadway Site Assessment was to investigate whether certain environmental contaminants, including volatile organic compounds ("VOC's") and polychlorinated biphenyls ("PCB's"), were present at or in the area of the Property. PCB's were found above their screening criteria in two (2) test pit subsurface soil samples drawn from the Property. In response to the Upper Broadway Site Assessment, Seller retained Malcolm Pirnie, Inc. to prepare an environmental work plan for the removal and disposal of the PCB's identified in the Upper Broadway Site Assessment. Upon completion of the PCB remediation identified in the environmental work plan, Seller obtained a "no further concerns" letter from the NYDEC on March 9, 2005. Subsequent to the issuance of the "no further concerns" letter, additional PCB testing was undertaken at the Property. As a result of the additional PCB testing, Seller has determined to undertake additional PCB remediation at the Property (the "Additional PCB Remediation"). The Additional PCB Remediation is more fully described in the environmental remediation work plan dated March 28, 2006 prepared by Malcolm Pirnie, Inc. (the "Environmental Work Plan"), a copy of which is attached hereto as Exhibit "F".

            (d) Buyer shall have until the Due Diligence Expiration Date to satisfy itself regarding the environmental condition of the Property and the Environmental Work Plan. In the event Buyer determines that the either the environmental condition of the Property or the Environmental Work Plan is unsatisfactory, Buyer may give notice of termination to Seller, by no later than the Due Diligence Expiration Date, whereupon this Agreement shall be terminated, the Deposit plus any accrued interest shall be returned to Buyer and neither party shall be further obligated to the other under the Agreement. If Buyer fails to provide such notice of termination on or prior to the Due Diligence Expiration Date, such right of termination shall be deemed waived. In the event that Buyer elects to terminate this Agreement pursuant to the provisions of


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

Section 3.01(a) above or this Section 3.02(d), Buyer shall promptly return to Seller Buyer's copies of the Environmental Materials and the Environmental Work Plan.

            (e) In the event that Buyer fails to exercise its rights to terminate this Agreement in accordance with the provisions of either Section 3.01(a) or 3.02(d) above, Seller shall submit the Environmental Work Plan to the NYDEC for its approval. In the event that the NYDEC fails to approve the Environmental Work Plan within thirty (30) days after the Due Diligence Expiration Date (or, at Seller's option, after an additional thirty (30) day period), either party may upon written notice to the other party terminate this Agreement, in which event the Deposit plus any accrued interest shall be returned to Buyer and neither party shall have any further rights or obligations hereunder. In the event that the NYDEC approves the Environmental Work Plan as provided in the preceding sentence, Seller, upon receipt of the NYDEC approval, shall obtain final bids for the Additional PCB Remediation. Upon Seller's receipt of a satisfactory final bid for the Additional PCB Remediation, Seller shall cause the Additional PCB Remediation to be undertaken in accordance with the approved Environmental Work Plan. Upon completion of the Additional PCB Remediation, Seller shall obtain a closure report (the "Closure Report") from Seller's environmental consultant certifying that the Additional PCB Remediation has been completed in accordance with the approved Environmental Work Plan. Seller shall deliver a copy of the Closure Report to Buyer promptly after receipt by Seller. Seller shall also cause the Closure Report to be submitted to the NYDEC and request that the NYDEC approve the Closure Report and/or issue an amendment to or substitution of the existing "no further concerns letter" (the "NYDEC Closure Letter"). Seller shall deliver a copy of the NYDEC Closure Letter to Buyer promptly after receipt by Seller. Provided that Seller delivers the NYDEC Closure Letter to Buyer in accordance with the provisions of this Section 3.02(e), Seller and its officers, directors and shareholders, shall be released by Buyer and its officers, directors and shareholders, from any and all manner of claims, demands, causes of action, lawsuits, debts and obligations, in law or in equity, arising out of or in any way relating to the environmental condition of the Property as of the Closing Date.

                                    ARTICLE 4
                               CLOSING AND ESCROW

      4.01 Escrow Instructions.

            (a) This Agreement, together with any supplemental escrow instructions reasonably required by Escrow Agent, shall serve as the instructions to Escrow Agent for disposition of the Deposit plus accrued interest, if any, and for consummation of the purchase and sale contemplated hereby. The validity of this Agreement as between Seller and Buyer shall not be affected by whether or not the Escrow Agent has signed this Agreement. However, in the event Escrow Agent fails to timely execute and deliver counterparts of this Agreement and any supplemental instructions, either Buyer or Seller may substitute as Escrow Agent hereunder any other title or escrow company reasonably acceptable to the other which is willing to so execute such additional and supplemental escrow instructions as may be appropriate to enable the Escrow


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

Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplemental escrow instructions, the terms of this Agreement shall control, unless the parties hereto specifically state that the same is meant to modify this Agreement.

            (b) Seller and Buyer agree to sign any supplemental escrow instructions reasonably required by Escrow Agent, and all forms required in connection with Escrow Agent's holding and investing the Deposit, such as IRS and bank account forms and reports.

            (c) (1) In any instance set forth in subsections 2.02(d) through 2.02(g) hereof, providing for the payment of the Deposit and interest, if any, by Escrow Agent to either Buyer or Seller, the Escrow Agent shall not deliver the Deposit and interest until and unless each of the following has occurred:
(i) Escrow Agent has received a written demand for payment from Buyer ("Buyer's Demand") or Seller ("Seller's Demand") stating the paragraph of this Agreement pursuant to which such party is demanding payment and the facts and circumstances surrounding any stated default or termination justifying such payment, (ii) the Escrow Agent has sent a copy of Seller's Demand or Buyer's Demand to the other party, as the case may be, (iii) the other party has had, not less than ten (10) days from receipt of a copy of such demand, to object to the delivery of the Deposit and interest by sending written notice (the "Notice of Objection") of any objection to the Escrow Agent, and (iv) the Escrow Agent has not received a Notice of Objection from the other party within such ten (10) day period.

                  (2) In the event Escrow Agent shall receive a Notice of Objection within the prescribed time period, Escrow Agent shall continue to hold the Deposit and interest until: (i) the Escrow Agent receives written notice from Seller and Buyer directing the disbursement of the Deposit and interest, in which case the Escrow Agent shall then disburse the Deposit and interest, if any, in accordance with such direction, or (ii) in the event of litigation between Seller and Buyer, the Escrow Agent shall deliver the Deposit and interest, if any, to the clerk of the court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent's option, elect in order to terminate the Escrow Agent's duties including, but not limited to, depositing the Deposit in any court within the judicial jurisdiction where the Property is located and bringing an action for interpleader, the costs thereof to be borne by whichever of Seller or Buyer is the losing party.

      4.02 Closing Date. The closing or settlement of the transaction contemplated hereby (the "Closing") shall be conducted by mail through the Escrow Agent or at such offices and in such manner as the parties may mutually agree. The Closing shall be held not later than seven (7) days after Buyer's receipt of a copy of the NYDEC Closure Letter as provided in Section 3.02 (e) above (the "Closing Date"). Time shall be of the essence with respect to a Closing by the Buyer on the Outside Date. The date on which the Closing actually occurs is referred to herein as the Closing Date.

      4.03 Fees. Buyer shall pay for all title search and examination fees, the premium for an owner's title policy, the cost of Buyer's environmental consultants and all recording fees and any


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other Buyer due diligence items. Seller shall pay for all transfer taxes. Each party shall pay its own legal costs related to this transaction. Any escrow fees shall be divided equally between the parties.

      4.04 Apportionments.

            (a) At the Closing, the following items shall be apportioned between the parties as of 11:59 PM on the day preceding the Closing Date. Any errors in the apportionments pursuant to this Section 4.04 shall be corrected by appropriate re-adjustment between Seller and Buyer post-Closing, provided that notice of any such error, with supporting calculations, shall be given by Buyer to Seller or by Seller to Buyer, as the case may be, no later than ninety (90) days after the Closing, if ascertainable within such period, it being understood and agreed that if any such items or errors are not ascertainable at the Closing or within ninety (90) days thereafter, the apportionment shall be made subsequent to the Closing as soon as practicable after the charge or error is determined. The items to be apportioned are:

            (b) Real estate taxes, school taxes, sewer charges, and vault charges, if any, and any and all other municipal or governmental assessments of any and every nature levied or imposed upon the Property with respect to the current fiscal year of the applicable taxing authority in which the Closing Date occurs (the "Current Tax Year"), on a per diem basis based upon the number of days in the Current Tax Year prior to the Closing Date (which shall be allocated to Seller) and the number of days in the Current Tax Year on and after the Closing Date (which shall be allocated to Buyer). If the Closing shall occur before the tax rate for the Current Tax Year is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the next preceding fiscal period applied to the latest assessed valuation. Promptly after the new tax rate is fixed for the fiscal period in which the Closing takes place, the apportionment of real estate taxes shall be recomputed. Upon the Closing Date and subject to the adjustment provided above, Buyer shall be responsible for real estate taxes and assessments levied or imposed upon the Property payable with respect to the Current Tax Year and all periods after the Current Tax Year. In no event shall Seller be charged with or be responsible for any increase in the real estate taxes or assessments levied or imposed upon the Property resulting from the transfer of the Property herein contemplated or from any improvements made at any time or for any reason. In the event that any assessments levied or imposed upon the Property are payable in installments, the installment for the Current Tax Year shall be prorated in the manner set forth above and Buyer hereby assumes the obligation to pay any such installments due on and after the Closing Date.

            (c) Buyer acknowledges that the Property is subject to a pending real estate tax appeal. If the tax appeal results in a reduced real estate assessment for the fiscal year in which Closing occurs, the real estate taxes shall be apportioned based upon the reduced assessment, and Buyer shall reimburse Seller at Closing for its proportionate share of the costs of the tax appeal, based upon the fiscal year in which the Closing occurs. In the event that the tax assessment is reduced for any fiscal year prior to the fiscal year in which the Closing occurs, Seller shall be entitled to receive the entire tax refund for such prior fiscal year.


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

                                    ARTICLE 5
                      DOCUMENTS TO BE DELIVERED AT CLOSING

      5.01 Documents to be Delivered by Seller. Seller shall deliver the following documents to Escrow Agent at or before Closing, as the case may be, as a condition of Buyer's obligation to complete Closing hereunder:

                  (a) Deed. A Bargain and Sale Deed (the "Deed"), in proper form for recording in the State of New York, duly executed and acknowledged so as to convey to Buyer fee simple title to the Property, subject to the Permitted Encumbrances.

                  (b) FIRPTA Certificate. An executed FIRPTA Certificate.

                  (c) Form l099S. A Form 1099s with respect to this transaction.

                  (d) Transfer Forms. A Seller executed Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (TP-584) (the "Transfer Tax Form") and a Seller executed Real Property Transfer Report (RP-5217) (the "Transfer Report").

                  (e) Customary Documents. Such customary documents as may be reasonably requested by the title company for execution by Seller in connection with the Closing.

      5.02 Documents to be Delivered by Buyer. Buyer shall deliver to Escrow Agent (or title company) at Closing: (i) a Buyer executed Transfer Tax Form and Transfer Report, and (ii) such documents as may be reasonably requested by the title company for execution by Buyer in connection with the Closing.

      5.03 Payments and Release of Documents. At Closing, Buyer shall wire transfer to Escrow Agent the Closing Portion. Upon receipt of the Closing Portion and escrow instructions from both Buyer and Seller, Escrow Agent (or title company) shall: (a) disburse the Closing Portion in such manner as shall be directed by Seller, (b) record the Deed and such other recordable documents as may be delivered in connection with the Closing, and (c) deliver duplicate originals or copies (as applicable) of the documents listed in Sections 5.01 and
5.02 (the "Closing Documents") in such manner as is jointly instructed by Seller and Buyer.

                                    ARTICLE 6
                            SELLER'S REPRESENTATIONS

      Seller warrants, represents and/or covenants to Buyer as follows, all of which warranties, representations and/or covenants are and shall be true and correct as of the Date of this Agreement and shall be true and correct as of the
Closing:


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            (a) Seller is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and, if required, is qualified or will be qualified at Closing to do business in the State of New York, and has full power and authority to enter into this Agreement and to perform its obligations hereunder. The parties executing this Agreement have full power and authority to execute this Agreement and thereby bind Seller.

            (b) Seller is not a foreign person or entity pursuant to the Foreign Investment in Real Property Tax Act, or the Tax Reform Act of 1984, and Buyer is not obligated to withhold portions of the Purchase Price for the benefit of the Internal Revenue Service. This provision will survive the Closing.

                                    ARTICLE 7
                                  MISCELLANEOUS

      7.01 Brokers. Seller and Buyer each warrant and represent to the other that the only broker they have dealt with The Howard Carr Group (the "Broker"). Seller shall pay the commission to the Broker. In the event that any claim is asserted by any other person, firm or corporation, whether broker or otherwise claiming a commission and/or finder's fee with respect to this transaction, Buyer and Seller shall indemnify and save harmless each other from all loss, costs or expenses caused by any such claim. This provision will survive the Closing.

      7.02 Eminent Domain. If, after the Date of this Agreement and prior to Closing, Seller receives notice of the commencement or threatened commencement of eminent domain proceedings against the Property or any portion thereof, Seller shall immediately give notice thereof to Buyer. Buyer shall elect within thirty (30) days, after receipt of notice by Seller, by written notice to Seller to either: (i) terminate this Agreement, in which event the Deposit plus any accrued interest shall be refunded to Buyer, or (ii) close the transaction contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced but Seller shall assign to Buyer Seller's rights in any condemnation award or proceeds. If Buyer does not give notice timely, Buyer shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) of this
Section 7.02.

      7.03 Damage or Destruction. If any material part of the improvements on the Property is destroyed or materially damaged (excluding natural wear and tear) prior to Closing, Seller shall give notice to Buyer of such damage or destruction. Buyer shall elect within thirty (30) days of receipt of such notice, by notice to Seller: (i) to terminate this Contract, in which event the Deposit plus any accrued interest shall be refunded to Buyer, or (ii) to close the transaction contemplated hereby, without any abatement of or reduction in the Purchase Price. In the event Buyer does not make such an election within the thirty (30) day time period, Buyer will be deemed to have elected (ii) above. Buyer acknowledges that Seller does not maintain fire or casualty insurance policies covering the Property. Buyer may maintain such insurance coverage at its own cost and expense, insuring Buyer's equitable interest in the Property.


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

      7.04 Notices. All notices, demands or other communications which are required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by confirmed legible telecopy transmission, or by Federal Express or similar nationally recognized courier service which obtains receipts, addressed to the respective parties as follows:

If to Seller:

                    DVL, Inc.
                    70 East 55th Street
                    7th Floor
                    New York, NY 10022
                    Attention: Charles D. Carames
                    Telephone: (212) 350-9900
                    Telecopy: (212) 350-9911

                    with a copy to:

                    Vandenberg & Feliu, LLP
                    110 East 42 Street, Suite 1502
                    New York, NY 10017
                    Attention: Joshua M. Bernstein, Esq.
                    Telephone: (212) 763-6800
                    Telecopy: (212) 763-6810

                    If to Buyer:

                    354 Broadway Associates, LLC
                    13 Notre Dame Street
                    Ft. Edward, New York 12828
                    Attention: S. Paul Miller
                    Telephone: (518) 747-0603
                    Telecopy: (518) 747-0603

                    with a copy to:

                    Bartlett, Pontiff, Stewart & Rhodes, P.C.
                    One Washington Street
                    Glen Falls, New York 12801-2168
                    Attention: Jonathan C. Lapper, Esq.
                    Telephone: (518) 792-2117
                    Telecopy: (518) 792-3309

or to such other address as either party may from time to time designate by notice to the other given in accordance with this section 7.04. Notice shall be deemed to have been given (i) upon the receipted delivery thereof in the case of personal delivery, (ii) one Business Day after deposit with the courier service in the case thereof, or
(iii) upon confirmed legible telecopy transmission by 5:00 p.m. (Eastern Time) on a Business Day in the case thereof. The time period in which a response to any notice must be given or any action taken with respect thereto shall commence to run from the date the notice is deemed received by the addressee (as evidenced by the return receipt, or confirmation of the telecopy transmission).

      7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and approved assigns. The rights of Buyer under this Agreement are not assignable without the prior written approval of Seller. If approved by Seller, the assignment shall be in writing, and the assignee shall assume and agree to observe and perform all of the obligations and duties of Buyer under this Agreement; provided, however, that Buyer shall remain fully and primarily liable hereunder. No assignment shall be effective until Seller has received a notice thereof including the assignee's address and true and complete copies (certified as such by Buyer and the assignee) of any and all documents involved in the assignment. After receipt of such notice, Seller shall deal in all respects with the assignee as "Buyer" under this Agreement. Notwithstanding anything to the contrary contained in this
Section 7.05, Buyer may assign all of its rights and delegate all of its obligations hereunder to any Affiliate (as hereinafter defined) of Buyer. In connection with any assignment permitted or consented to hereunder, such assignee shall assume in writing all of the assignor's obligations under this Agreement in form and substance satisfactory to Seller, provided, that, the Buyer originally named herein shall not be released from all its obligations hereunder. Any other purported or attempted assignment or delegation without obtaining Seller's prior written consent or not otherwise permitted hereunder shall be void and of no effect. "Affiliate" means any entity in which Buyer directly or indirectly owns more than fifty-one percent (51%) of the beneficial interest and has control of such entity; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity in question, whether through the ownership of voting stock, by contract or otherwise. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder.

      7.06 Exculpation. This Agreement is executed by the authorized representatives of Seller and Buyer, not individually, but solely on the behalf of Seller and Buyer, respectively. All persons dealing with Seller or Buyer must look solely to the assets of Seller or Buyer, as the case may be, for the enforcement of any claim against it. The obligations hereunder are not binding upon, nor shall resort be had to, the private property of any of the partners, directors, officers, advisors, employees or agents of either Seller or Buyer.

      7.07 Interpretation. This Agreement shall be governed by the laws of the State of New York. The captions of articles, sections and subsections used in this Agreement are for convenience only. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement. The term "Business Day" shall mean Monday through Friday, excluding holidays recognized by the state government of the State in which the Property is located. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day.

      7.08 Additional Documents. From time to time prior to and after the Closing, each party shall execute and deliver such instruments of transfer and other documents as may be reasonably requested by the other party to carry out the purpose and intent of this Agreement. Any amendments to this Agreement must be in writing and signed by all parties hereto. Any waivers provided for in this Agreement must be made in writing by the party to be bound thereby.

      7.09 No Recording. This Agreement shall not be lodged for recording in any place or office of public record unless Seller or Buyer is in default under this Agreement. If Buyer records this Agreement, Seller, at its option, may cancel this Agreement and retain the deposit as liquidated damages; provided, however, the filing or recording of this Agreement as part of any proceedings instituted in any court of proper jurisdiction to enforce the provisions of this Agreement shall not be deemed a breach of this Section 7.09.

      7.10 Property Sold "As Is".

            (A) Purchase. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, BUYER IS EXPRESSLY PURCHASING THE PROPERTY IN ITS EXISTING CONDITION "AS IS, WHERE IS, AND WITH ALL FAULTS" WITH RESPECT TO ALL FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS, AND, EXCEPT AS IS EXPRESSLY SET FORTH IN THIS AGREEMENT TO THE CONTRARY, SELLER HAS NO OBLIGATION TO DETERMINE OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR TO COMPENSATE BUYER FOR SAME

            (B) CERTAIN WAIVERS AND DISCLAIMERS. BUYER AGREES THAT EXCEPT AS IS EXPRESSLY SET FORTH IN THIS AGREEMENT TO THE CONTRARY, BUYER ACKNOWLEDGES THAT IT IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF SELLER'S PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS (COLLECTIVELY, THE "SELLER RELATED PARTIES") WITH RESPECT TO THE PROPERTY, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT.

            (C) BUYER SHALL RELY SOLELY UPON BUYER'S OWN KNOWLEDGE OF THE PROPERTY BASED ON ITS INVESTIGATION AND INSPECTION OF THE PROPERTY IN DETERMINING THE PROPERTY'S PHYSICAL CONDITION. BUYER RELEASES SELLER, THE SELLER RELATED PARTIES AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL

CLAIMS WHICH BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (EACH, A "BUYER RELATED PARTY") HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND NEITHER BUYER NOR ANY BUYER RELATED PARTY SHALL LOOK TO SELLER, THE SELLER RELATED PARTIES OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE SHALL NOT EXCULPATE SELLER FROM ANY WILLFUL AND INTENTIONAL MISREPRESENTATION OF ANY MATERIAL FACT. EXCEPT AS SET FORTH IN THE IMMEDIATELY PRECEDING PROVISO, SUCH RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THE PROVISIONS OF THIS SECTION 7.10 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING DATE AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT THE CLOSING. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS AND WARRANTIES CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

      7.11 Non-Survival of Provisions. Except as otherwise expressly provided herein, the respective warranties, representations, covenants, agreements, obligations and undertakings of Seller and Buyer shall not survive the Closing and the delivery of the Deed.

      7.12 Publicity. Buyer and Seller agree that no press release or other public disclosure shall be made by it or any of its agents concerning this transaction without the prior written consent of the other party. This provision shall not prevent governmentally required or court ordered disclosures.

      7.13 Entire Agreement. This Agreement, including the Exhibits annexed hereto, represents the entire agreement between the parties with respect to the Property, and may not be modified or terminated except by agreement, in writing, signed by the parties hereto. There are no representations, agreements, arrangements, or understandings, oral or written, relating to the subject matter which are not fully expressed herein.

      7.14 Counterpart Execution. This Agreement may be executed in separate counterparts. It shall be fully executed when Seller and Buyer have signed at least one counterpart even though no one counterpart contains the signature of both parties.

      7.15 Offer, Acceptance and Agreement. This document, as signed in counterpart by Buyer, shall constitute an offer by Buyer. This offer shall remain open for acceptance by Seller until three (3) Business Days after the date upon which said signed counterpart is received by Seller. The offer shall be deemed accepted when a counterpart has been signed by Seller, and a confirmed telecopy transmission of the signature page signed by Seller, has been transmitted to Buyer's attorney. As used herein, the phrase "Date of this Agreement" shall mean the date on which said acceptance by Seller is affected. Promptly after said acceptance, Seller shall forward to Purchaser a complete counterpart of this Agreement, signed by Seller, and shall forward a counterpart to Escrow Agent for execution by Escrow Agent.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale as of the day and year indicated below their signature.

                                   SELLER:

                                   DVL, INC.

                                   By: /s/ Charles D. Carames
                                       ----------------------------
                                       Name: Charles D. Carames
                                       Title: Vice President

                                   Date signed by Seller:

                                   4/27/06
                                   --------------------------------

                                   BUYER:

                                   354 BROADWAY ASSOCIATES, LLC

                                   By: /s/ S. Paul Miller
                                       ----------------------------
                                       Name: S. Paul Miller
                                       Title: Member

                                   Date signed by Buyer:

                                   4/25/06
                                   --------------------------------

      The undersigned Escrow Agent agrees to act as Escrow Agent and receive, hold, disburse and distribute the Deposit and the Closing Documents in accordance with this Agreement of Sale.

                                   ESCROW AGENT:

                                   VANDENBERG & FELIU, LLP

                                   By: Joshua M. Bernstein
                                       ----------------------------
                                       Joshua M. Bernstein

                                   Date signed by Escrow Agent:

                                   4/27/06
                                   --------------------------------

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                (To be Attached)

                                  EXHIBIT "A"

ALL THAT CERTAIN plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the town of Fort Edward, County of Washington and State of New York. bounded and described as follows:

BEGINNING at an iron pipe in the ground on the easterly line of U.S Route 4 (Upper Broadway) at the southwest corner of lands of Franchise Realty Interstate Corp. said point of beginning being also 325.01 feet south of the south line of Orsola Avenue as measured along the easterly line of U.S. Route 4 and runs thence south 76 degrees 49 minutes east along the south line of Franchise Realty Interstate Corp. a distance of 200.00 feet;

THENCE north 12 degree 37 minutes east along the east line of said lands a distance of 200.00 feet to the southerly bounds of a lot sub-division;

THENCE south 76 degrees 49 minutes east along said south 1ine a distance of
293.80 feet;

THENCE south 21 degrees 20 minutes west a distance of 18.44 feet;

THENCE south 68 degrees 48 minutes east a distance of 125.50 feet;

THENCE south 52 degrees 30 seconds east across the southerly bounds of Caputo Avenue, a distance of 52.33 feet;

THENCE south 68 degrees 56 minutes east a distance of 125.00 feet to the westerly line of land of School District 9;

THENCE south 21 degrees 06 minutes 30 seconds west along said westerly line a distance of 94.64 feet to a stone monument;

THENCE south 21 degrees 19 minutes west continuing along said westerly line a distance of 443.26 feet to the southerly line of lands of the Grantor herein;

THENCE north 83 degrees 44 minutes west along said southerly line a distance of
105.65 feet to the southeast corner of lands of Agway Inc.;

                                Continued.......

For conveyancing only, if intended to be conveyed: Together with all rights, title and interest of, in and to any streets and roads abutting the above described premises, to the center line thereof.

                                  EXHIBIT "A"

THENCE north 12 degrees 37 minutes 30 seconds east along the east line of Agway Inc. lands a distance of 186.65 feet to the northeast corner thereof;

THENCE north 76 degrees 49 minutes west along the northerly line of lands of Agway Inc. a distance of 600.00 feet to the easterly line of U.S. Route 4 (Upper Broadway);

THENCE north 12 degrees 37 minutes east along the easterly line of U.S. Route 4 a distance of 233.47 feet to the point and place of BEGINNING. Containing 6.8 acres more or less of land, all as shown on a survey and map prepared by Richard Danskin P.C.

Excepting however a strip of land 1.84 feet deep at the north end and 2.22 feet at the south end and 233.02 feet long, which has been determined to be within the Waterford to Whitehall Turnpike.

BEING the same premises conveyed to Fort Edward Associates from the Grand Union Company by deed dated 3/30/83 and recorded 4/6/83 in Book 494 Page 101.

PREMISES known as Route 4, Fort Edward, New York and designated as Section
163.10 Block 1 Lot 46.3 as shown on the Washington County Land and Tax Map.

Continued

For conveyancing only, if intended to be conveyed: Together with all rights, title and interest of, in and to any streets and roads abutting the above described premises, to the center line thereof.

Less and Except:

                                  EXHIBIT "A"

      All that certain piece or parcel of land situate, lying and being in the Town of Fort Edward, County of Washington and the State of New York, more particularly bounded and described as follows: BEGINNING at a point in the easterly bounds of Upper Broadway at the southwest corner of the lands conveyed to Franchise Realty Interstate Corporation by deed dated August 13, 1976 and recorded in book 455 of deeds at page 767; running from thence South 75 degrees, 25 minutes and 21 seconds East, along the southerly bounds thereof, a distance of 197.78 feet to the southeast corner thereof; thence running through the lands of the grantor herein, the following three courses and distances: (1) South 75 degrees, 25 minutes and 21 seconds East, a distance of 31.22 feet; (2) South 13 degrees, 59 minutes and 17 seconds West, a distance of 172.04 feet; (3) North 75 degrees, 24 minutes and 46 seconds West, a distance of 229.00 feet to the easterly bounds of Upper Broadway; thence running along the same, North 13 degrees, 59 minutes and 17 seconds East, a distance of 172.00 feet to the point and place of beginning, containing 0.90 acres of land to be the same more or less.

      Bearings given in the above description refer to magnetic North.

                                    EXHIBIT B

                           WIRE TRANSFER INSTRUCTIONS

                     United States Trust Company of New York
                               11 West 54th Street
                            New York, New York 10102
                           ABA Routing No. 021-001-318
                 Vandenberg & Feliu, LLP Attorney Trust Account
                               Account No. 2123487

                                    EXHIBIT C

               RECIPROCAL EASEMENT AGREEMENT AND AMENDMENT THERETO

                                   (Attached)

                                   EXHIBIT "C"

             RECIPROCAL EASEMENT AND RESTRICTIVE COVENANT AGREEMENT

      THIS RECIPROCAL EASEMENT AND RESTRICTIVE COVENANT AGREEMENT (this "Agreement") is made as of the 7th day of November, 2003 by and between DVL, INC., a New York Corporation, having an address at 70 East 55th Street, 7th Floor, New York, New York 10022 ("DVL"), and PIZZAGATES, INC., a New York Corporation, having an address at 8100 East 22nd Street North, Building 2100-3, Wichita, Kansas 67226 ("Pizzagates").

      WHEREAS, DVL is the owner of certain real property and improvements located thereon (the "Main Parcel"), situated in the town of Ft. Edward, County of Washington, State of New York, consisting of approximately 6.84 acres, as more particularly shown as Combined Lots A and B on a map entitled "Map of a Proposed Subdivision Made for Pizza Hut", dated June 18, 2003, last revised October 3, 2003, prepared by Van Dusen & Steves, Land Surveyors and intended to be filed in the Washington County Clerk's Office concurrently with the filing of this Agreement (hereinafter the "Map"), and

      WHEREAS, DVL, is conveying to Pizzagates concurrently with the execution of this Agreement, certain property consisting of approximately .90 acres and shown as Lot A on the Map (the "Out Parcel") from the Main Parcel. The remainder of the Main Parcel after the subdivision is hereinafter referred to as the "DVL Parcel" and is shown as a parcel consisting of approximately 5.94 acres and shown as Lot B on the Map. Pizzagates intends to construct, pursuant to the terms of a certain Agreement of Sale between DVL and Pizzagates dated March 4, 2003 (the "Agreement of Sale") certain improvements on the Out Parcel. The Out Parcel and the DVL Parcel are hereinafter collectively referred to as the "Parcels", and each individually as a "Parcel", and

      WHEREAS, DVL and Pizzagates recognize that it is for the benefit of both Parcels that they agree and cooperate with respect to the operation and maintenance of their Parcels. DVL and Pizzagates therefore intend herein to grant to each other certain easements for pedestrian and vehicular ingress and egress over the common driveway for access and delivery to each of the Parcels and easements for utilities servicing their Parcels. DVL and Pizzagates also intend herein to provide for certain obligations and restrictions with respect to the operation and maintenance of their respective Parcels and the facilities to be constructed thereon. Such easements, obligations and restrictions shall run to the benefit of, and bind the respective Parcels and the owners from time to time thereof. The terms DVL and Pizzagates shall be deemed to refer to such parties and their respective heirs, successors, grantees and assigns and any net lessee of any Parcel or part thereof (individually the "Owner" or collectively the "Owners).

      NOW, THEREFORE, by mutual agreement and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree as follows:

      ARTICLE 1 - GRANTS OF EASEMENTS

      A. The Owner of the DVL Parcel hereby grants and conveys, for the benefit of the Out Parcel, a non-exclusive perpetual easement and right to use a portion of Lot B on said Map being a 61.13' by 229' strip bordering U.S. Route 4 (Upper Broadway) (hereinafter the "Driveway Area") for the purposes of ingress, egress, passage and delivery by vehicles and pedestrians. Furthermore, the Owner of the Out Parcel shall have the right to construct, install, replace and maintain in the Driveway Area the following items in accordance with the site plan approved by the Town of Fort Edward Planning Board: (i) signs; (ii) lights; (iii) green area islands; and (iv) driveway.

      B. The Owner of the Out Parcel hereby grants and conveys, for the benefit of the DVL Parcel, a non-exclusive perpetual easement and right, to repair and replace and use any utility lines including sewer, water, electric, phone and cable (collectively, the "Utility Lines") located in and on the Out Parcel for separately metered service for the DVL Parcel and to enter the Out Parcel to repair and replace said Utility Lines. The Owner of the Out Parcel reserves the right to relocate said lines on its Parcel in its sole discretion and at its own cost and expense, provided that utility service to the DVL Parcel is not interrupted except on a temporary basis with notice to the Owner of DVL Parcel but in no event longer than twelve (12) hours.

      C. The Easements granted hereby shall be for the benefit of, but not restricted solely to, the Owner of the DVL Parcel and the Owner of the Out Parcel and each such Owner may grant the benefit of such Easement to the tenants and other occupants of the Parcels for the duration of such occupancy, and to the customers, agents and business invitees thereof; but same is not intended nor shall it be construed as creating any rights in or for the benefit of the general public. Such Easement areas are reserved for said use for the term of this Agreement.

      D. The Easements granted by this Article I shall be subject to the covenants, restrictions and maintenance language set forth below.

      ARTICLE 2 - CONVENANTS AND RESTRICTIONS

      The Parcels shall be subject to the following restrictions on use and covenants which shall be binding on each Owner, and each of its tenants, occupants, employees, agents and invitees:

      A. No obstruction of the flow of traffic and delivery over the Driveway Area shall be permitted that would be contrary to the purpose and intent of this Agreement.

      B. Any construction on either Parcel shall be conducted in a commercially reasonable manner so as to limit interference with the Easements and not be contrary to the purpose and intent of this Agreement.

      C. No portion of the DVL Parcel shall be used for the sale of prepared pizzas, other than frozen pizzas that shall be cooked offsite from the DVL Parcel.

      D. The Owner of the Out Parcel may develop the Out Parcel in the future without the consent of the Owner of the DVL Parcel (after the initial development of the Out Parcel as approved by DVL and set forth in the Agreement of Sale and related documents). Notwithstanding anything to the contrary contained herein, if such future development of the Out Parcel includes, without limitation: (a) changes in the use of the Out Parcel from that of a sit-down restaurant or fast food establishment (the "Use) (b) location, (c) increase in the footprint or square footage of the building to be built on the Out Parcel,
(d) decrease of more than ten percent (10%) in the footprint or square footage of the building to be built on the Out Parcel, (e) change in signage which is not attached to said building, or (f) any changes to the height of the building that will cause the building's height to exceed twenty-six (26) feet, the prior written consent of the Owner of the DVL Parcel will be required, which consent may be granted or denied in the sole and absolute discretion of the Owner of the DVL Parcel. However, such written consent of the Owner of the DVL Parcel shall not be required for a change in the Use (as set forth in a above), only, in the event the Owner of the Out Parcel shall be prevented from constructing or operating a "sit-down" restaurant or fast food establishment on the Out Parcel by a settlement by Chicago Title

Insurance Company or a judgment of a court of competent jurisdiction, provided, that said judgment is related directly to a suit or claim in connection with any restrictive covenant applicable to the Out Parcel. This waiver of said written consent requirement shall expire two (2) years after issuance of a certificate of occupancy for a "sit-down" restaurant or fast food establishment on the Out Parcel unless an action is commenced during said two-year period intending to prohibit use of the Out Parcel as a "sit-down" restaurant or fast food establishment.

      E. The Owner of the DVL Parcel shall construct at its own expense a 228+/-'x 4' high cedar post and rail fence on the property line bordering the north line of Agway (the adjacent property) when site work occurs on the Out Parcel per the site plan approved by the Town of Fort Edward Planning Board.

      F. The Owner of the Out Parcel shall relocate lights at its expense on to the Driveway Area per the site plan approved by the Town of Fort Edward Planning Board. Said lights shall be separately metered and the Owner of the Out Parcel shall pay the cost for said electrical lighting.

      ARTICLE 3 - MAINTENANCE

      A. The Owner of the Out Parcel shall maintain, repair and/or replace those items it places in the Driveway Area including the signs, lights, green area islands and driveway for so long as the Owner of the Out Parcel uses the Driveway Area to access the Out Parcel. All expenses associated with said maintenance, repair and replacement shall be the responsibility of the Owner of the Out Parcel except the Owner of the Out Parcel and the DVL Parcel shall share evenly the cost of snow removal, cleaning, paving, striping and repair of the driveway in the Driveway Area. The Owner of the DVL Parcel reserves the right to reasonably control the timing of said maintenance, repair and replacement in order to minimize the impact on the ongoing business operations on the DVL Parcel; provided that such timing restriction does not increase the cost of doing such maintenance, repair and replacement. However nothing contained herein shall be deemed to restrict the Owner of the Out Parcel from maintenance, repair and replacement of the items it places in the Driveway at all times in the case of an emergency. The Owner of the Out Parcel shall also promptly restore the Driveway Area to its condition existing prior to performing said maintenance, repair and replacement.

      B. The Owner of the Out Parcel shall maintain, repair and/or replace any broken utility line, which is both located on the Out Parcel and services both Parcels except if said work is performed by the utility company. All expenses associated with said maintenance, repair and/or replacement shall be shared equally between the Owner of the Out Parcel and the Owner of the DVL Parcel.

      C. The Owner of the DVL Parcel shall maintain, repair and/or replace any broken utility line, which is both located on the Out Parcel and services only the DVL Parcel except if said work is performed by the utility company. All expenses associated with said maintenance, repair and replacement shall be the responsibility of the Owner of the DVL Parcel. The Owner of the Out Parcel reserves the right to reasonably control the timing of said maintenance, repair and replacement in order to minimize the impact on its ongoing business operation; provided that such timing restriction does not increase the cost of doing such maintenance, repair and replacement. However nothing contained herein shall be deemed to restrict the Owner of the DVL Parcel from maintenance, repair and replacement of the Utility Lines at any times in the case of emergency or an interruption of utility services to the DVL Parcel. The Owner of the DVL Parcel shall also promptly restore the Out Parcel to its condition existing prior to performing said maintenance, repair and replacement.

      D. Except as provided above, each Owner shall maintain, repair and replace all portions of the Easement Areas located on its respective Parcel, so as to keep such area at all times, clean, safe and in good and functional condition comparable to that of other commercial properties in the area.

      E. Each Owner shall pay prior to any penalty attaching thereto, all real estate taxes, assessments and other taxes, if any, imposed upon the land and improvements on its respective Parcel.

      ARTICLE 4 - INDEMNIFICATION

      A. Each Owner shall indemnify and hold the other Owner harmless from and against any damages, actions, claims and expenses (including reasonable attorneys' fees) in connection with any loss to persons or damage to property arising from or out of any occurrence in or upon such Owner's Parcel occasioned by any act or omission of said Owner, its tenants, agents or contractors, employees licensees, invitees and occupants.

      B. Each Owner shall maintain comprehensive general commercial liability insurance, in a minimum amount of Five Million Dollars ($5,000,000), combined single limit for injury to person and damage to property, from a reputable insurance company with a minimum AM Best Rating of A-, insuring against claims on account of loss of life, bodily injury or property damage that may arise from, or be occasioned by the condition, use or occupancy of the Easement area on its Parcel.

      ARTICLE 5 - REMEDIES

      A. In the event of a breach by any Owner of any obligation of this Agreement, the other Owner shall be entitled to obtain an injunction specifically enforcing the performance of such obligation. The Owners hereby acknowledge the inadequacy of legal remedies and the irreparable harm which would be caused by any such breach. Notwithstanding anything to the contrary contained herein, the Owners may seek relief by any and all other available legal and equitable means.

      B. No delay or omission of any Owner in the exercise of any right accruing upon any default of any other Owner shall impair such right or be construed to be a waiver thereof, and every such right may be exercised at any time during the continuance of such default. A waiver by any Owner of a breach of, or a default in, any of the terms and conditions of this Agreement by any other Owner shall not be construed to be a waiver of any subsequent breach of or default in the same or any other provision of this Agreement. Except as otherwise specifically provided in this Agreement: (i) no remedy provided in this Agreement shall be exclusive but each shall be cumulative with all other remedies provided in this Agreement, and (ii) all remedies at law or in equity shall be available.

      C. No breach of the provisions of this Agreement shall entitle any Owner or party to cancel, rescind or otherwise terminate this Agreement, but such limitation shall not affect in any manner, any other rights or remedies which any party may have hereunder by reason of any breach of the provisions of this Agreement. No breach of the provisions of this Agreement shall defeat or render invalid the lien of any mortgage or deed of trust made in good faith for value covering any part of the Parcel and any improvements thereon.

      ARTICLE 6 - TERM

      This Agreement, the Easement, and the rights, obligations and liabilities created hereby shall be perpetual to the extent permitted by law.

      ARTICLE 7 - EFFECT OF INSTRUMENT

      Every agreement, covenant, promise, undertaking, condition, easement, right, privilege, option and restriction made, granted or assumed, as the case may be, by either party to this Agreement is made by such party not only personally but for the benefit of the other party hereto but also as Owner of the respective Parcel and shall constitute equitable servitude on the Parcel owned by such party appurtenant to and for the benefit of the other. Any transferee of any part of either Parcel shall automatically be deemed, by acceptance of the title to have assumed all obligations of this Agreement relating thereto to the extent of its interest in its Parcel and to have agreed with the then Owner or Owners of all other Parcels to execute any and all instruments and to do any and all things reasonably required to carry out the intention of this Agreement, and the transferor shall upon the completion of such transfer be relieved of all further liability under this Agreement except liability with respect to matter that may have arisen during its period of ownership of the portion of the Parcels so conveyed that remain unsatisfied.

      ARTICLE 8 - MISCELLANEOUS

      A. If any provision of this Agreement, or portion thereof, shall, to any extent be held invalid, inoperative or unenforceable, the remainder of this Agreement and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      B. This Agreement shall be construed in accordance with the laws of the State of New York.

      C. The Article headings in this Agreement are for convenience only and shall not be considered in any construction or interpretation of this Agreement or any part hereof.

      D. Nothing in this Agreement shall be construed to make the parties hereto partners or joint venturers or render either of said parties liable for the debts or obligations of the other.

      E. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

      F. This Agreement may not be amended, modified, or terminated at any time except by a declaration in writing, executed and acknowledged by all the parties to this Agreement or their assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                   DVL, Inc.

                                   By: /s/ Charles D. Carames
                                       ---------------------------
                                       Name: Charles D. Carames
                                       Title: Vice President


                                   PIZZAGATES, INC.

                                   By: /s/ Walter E. Gates
                                       ---------------------------
                                       Name: Walter E. Gates
                                       Title: President

STATE OF New York   )
                    ) ss:
COUNTY OF New York  )

      On the 7th day of November in the year 2003 before me, the undersigned, a Notary Public in and for said state, personally appeared CHARLES D. CARAMES, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument

                                                  /s/ Jane Calvin
                                        ----------------------------------
                                                   Notary Public

                                                    JANE CALVIN
                                         Notary Public, State of New York
                                                  No. 02CA6053353
                                            Qualified in Queens County
                                        Commission Expires January 8, 2007

STATE OF New York   )
                    ) ss:
COUNTY OF New York  )

      On the 7th day of November in the year 2003 before me, the undersigned, a Notary Public in and for said state, personally appeared WALTER E. GATES personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                                /s/ Jane Calvin
                                        ----------------------------------
                                                 Notary Public

                                                    JANE CALVIN
                                         Notary Public, State of New York
                                                No. 02CA6053353
                                            Qualified in Queens County
                                        Commission Expires January 8, 2007

                AMENDMENT TO RECIPROCAL EASEMENT AND RESTRICTIVE
                               COVENANT AGREEMENT

      THIS AMENDMENT TO RECIPROCAL EASEMENT AND RESTRICTIVE COVENANT AGREEMENT (this "Agreement") is made as of the ___ day of July, 2004 by and between DVL, INC., a Delaware Corporation, having an address at 70 East 55th Street, 7th Floor, New York, New York 10022 ("DVL"), and PIZZAGATES, INC., a New York Corporation, having an address at 8100 East 22nd Street North, Building 2100-3, Wichita, Kansas 67226 ("Pizzagates").

WHEREAS, the parties entered into a Reciprocal Easement and Restrictive Covenant Agreement (the "Agreement"), dated November 7, 2003 and recorded on November 12th, 2003, in the Washington County Clerks Office in Book 951 of Deeds at Page 310; and

      WHEREAS, the parties now wish to amendment the Agreement to clarify certain maintenance obligations and further amend the Agreement as hereinafter set forth.

      NOW, THEREFORE, by mutual agreement and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree as follows:

      1. All capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

      2. At the end of Article 3A of the Agreement the following text is added:

            "Any snow removed from the Driveway Area pursuant to this Article 3A, may be stored on the DVL Parcel in the area indicated as the cross-hatched section on the diagram attached hereto as Exhibit A (the "Designated Snow Area"). From time to time, or at any time, the Owner of the DVL Parcel, with not less than ten (10) days written notice to the Owner of the Out Parcel, may change the location of the Designated Snow Area, provided that the new location on the DVL Parcel is accessible by truck.

      3.    The following text is added to the Agreement as Article 3D:

            The Owner of the Out Parcel shall maintain the landscaped area (the "Out Parcel Landscaped Area") adjacent to the proposed Pizza Hut Restaurant building at its sole cost and expense. The Owner of the DVL Parcel shall maintain the landscaped area (the "DVL Parcel Landscaped Area") located directly across the Driveway from the Out Parcel Landscaped Area at it sole cost and expense, when and if the applicable governmental agency requires such an area to be maintained. Maintenance of both the

            Out Parcel Landscaped Area and the DVL Landscaped Area, shall be deemed to include, without limitation, all cleaning, planting, watering, mowing and general landscaping needed to keep the respective landscaped area clean, safe and attractive and in compliance with governmental requirements.

      4. This Amendment may be executed in separate counterparts. It shall be fully executed when each party have each signed at least one counterpart even though no one counterpart contains the signature of both parties.

      5. Subject to the provisions of this Amendment, all of the terms, covenants, and conditions of the Agreement are restated and reconfirmed and shall remain in full force and effect and binding upon the parties hereto, their heirs, administrators, and executors.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                   DVL, Inc.

                                   By: /s/ Charles D. Carames
                                       ---------------------------
                                       Name: Charles D. Carames
                                       Title: Vice President

                                   PIZZAGATES, INC.

                                   By: /s/ Terry J. Ryfa
                                       ---------------------------
                                       Name: Terry J. Ryfa
                                       Title: Vice President & General Manager

STATE OF New York   )
                    ) ss:
COUNTY OF New York )

      On the 12th day of July in the year 2004 before me, the undersigned, a Notary Public in and for said state, personally appeared CHARLES D. CARAMES, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument

                                                /s/ Edith Funk
                                        ----------------------------------
                                                 Notary Public

                                                   Edith Funk
                                         Notary Public, State of New York
                                                 No. 01FU6043540
                                             Qualified in Bronx County
                                           Commission Expires June 2006

STATE OF New York   )
                    ) ss:
COUNTY OF Saratoga  )

      On the 9th day of July in the year 2004 before me, the undersigned, a Notary Public in and for said state, personally appeared TERRY J. RYFA personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                             /s/ Donna L. Chiarenza
                                        ----------------------------------
                                                 Notary Public

                                                DONNA L. CHIARENZA
                                            Notary Public for New York
                                               Reg. No. 01CH6015193
                                           Qualified in Saratoga County
                                              Comm. Expires 10/06/06

                                  [MAP OMITTED]

                                    EXHIBIT D

                              PERMITTED EXCEPTIONS

            1. Tax, tax liens, tax sales, water rates, sewer rents, and assessments set forth herein, not yet due and payable.

            2. Any state of facts and inspection of the premises would disclose.

            3. Subject to rights and easements, if any, acquired by any public utilities company to maintain its poles and operate its wires, lines, etc., in, and to and over the premises herein and in, to and over the streets adjacent thereto.

            4. Underground encroachments and easements, if any, including pipes and drains, and such rights as may exist for entry upon said premises to maintain and repair the same, but policy insures, however, that there are no such easements and rights of record in connection therewith, except as may be shown herein.

            5. Water and sewer rents not included in the regular town, city or village tax bill are not searched for unless expressly so stated herein and are not insured against.

            6. Subdivision Plan made for Pizza Hut dated June 18 2003, as revised, filed with the Washington County's Clerk's Office.

            7. Temporary Easement for Work Area and Grading granted to the New York State Department of Transportation.

                                    EXHIBIT E

                        SCHEDULE OF ENVIRONMENTAL REPORTS

1) Environmental

      GE

      A)    Remediation Consent Order Dated 6/13/05

      B) A signed Access and Indemnification Agreement, with its draft, dated September 6, 1996, to install the wells. (Well OBG79 is the only remaining well).

      C) Test results that are in Sellers possession for the wells, from O'Brien & Gere Engineers, Inc.

2)    NYDEC

      A) Work Plan for Preliminary Site Assessment at the Upper Broadway Barrel Site Fort Edward, New York dated July 2003.

      B) Report for the Preliminary Site Assessment at the Upper Broadway Site Fort Edward, New York dated October 2004

3)    Malcolm Pirnie

      A)    Preliminary site assessment dated August 31, 2004

      B)    Work Plan for the removal and disposal of PCBs dated December 2,
            2004

      C)    Closure report date March 22, 2005

      D)    No Further Concern Letter from NYDEC dated March 9, 2005